Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of July 27, 2015 (the “Effective Date”), among Smack Sportswear, Inc., a Nevada corporation (the “Company” or the “Seller”), and William Sigler (“Sigler” or the “Buyer”).

WHEREAS, the Company is the owner of certain items of personal property used in the business owned and/or operated under the name Smack Sportswear, Inc. (the “Business”); and

WHEREAS, the Buyer desires to purchase certain assets used in or in connection with the Business in consideration for the release by Sigler of $132,900 owed to him by the Company, all on such terms as set out in this Agreement;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Sale of Assets.

(a) Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, at the Closing (as defined below), the Company shall sell, convey, transfer, assign and deliver to Sigler, and Sigler shall purchase, acquire and accept from the Company, all of the Company’s right, title and interest in and to the assets of the Company that are identified in this Section 1 and on Schedule 1 attached hereto (“List of Assets”).

The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Sigler pursuant to this Agreement are sometimes hereinafter collectively referred to as the “Assets”. The parties understand and agree that any assets of the Company that are not referenced above in Section 1 and included on Schedule 1 are expressly excluded from the scope of this asset purchase transaction and shall not be deemed “Assets” being purchased by Sigler herein.

(b) The parties hereto understand and agree that in connection with Sigler’s purchase of the Assets, Sigler will not be assuming, expressly or otherwise, any liabilities of the Company.

(c) The transfer of the Assets as herein contemplated shall be made by the Company, free and clear of all encumbrances of any kind or nature and shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be reasonably requested by Sigler on the Closing Date as contemplated by this Agreement.

(d) The purchase price for the Assets (the "Purchase Price") shall be One Hundred Thirty Two Thousand Nine Hundred Dollars ($132,900). The Purchase Price shall be paid by the cancellation of the indebtedness in the amount of the Purchase Price owed by the Company to Sigler.

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2.	Closing; Closing Deliveries.

(a) The closing of the transaction contemplated herein (the “Closing”) shall take place at the offices of David Lubin & Associates, PLLC, 108 S. Franklin Avenue, Suite 10, Valley Stream, N.Y. 11580 within two (2) business days after the date on which all of the conditions and obligations of the parties as set forth in Sections 6 and 7 of this Agreement shall have been substantially satisfied in all material respects or otherwise duly waived, or on such other date and at such other place and date as the parties may hereafter agree upon in writing (such date of the Closing being referred to herein as the “Closing Date”).

(b) At Closing, Sigler shall execute and deliver to the Company a release, evidencing Sigler’s payment of the Purchase Price and attached hereto as Attachment 1 (the “Mutual Release”), in form and substance satisfactory to the parties.

(c) At Closing, the Company shall deliver to Sigler an executed Mutual Release, and such acknowledged and/or executed assignments, bills of sale and/or certificates of title dated as of the Closing Date and transferring to Sigler all of the Assets free and clear of all encumbrances, as reasonably requested by Sigler prior to Closing and in form and substance mutually satisfactory to the parties and attached hereto as Attachment 2 (the “Section 2(c) Transfer Documents”).

3.	Representations of Sigler.

Sigler represents and warrants the following, each of which is true and correct as of the Effective Date and shall be true at Closing:

Sigler has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sigler.

Assuming the due authorization, execution and delivery by the Company, this Agreement, when executed and delivered by Sigler, will be, a valid and binding obligation of Sigler, enforceable against him in accordance with the terms hereof.

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Sigler is a party or by which he or his assets are bound, or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Sigler or his assets or properties.

(d) There are no consents necessary or required from or any notices or notifications necessary or required to be made to any third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of or required to be made by or on behalf of Sigler for the execution and delivery of this Agreement and the performance of his obligations hereunder, other than the filing by the Company of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

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4.	Company’s Representations.

The Company represents and warrants the following:

(a) The Company is duly incorporated, organized, validly existing and in good standing under the laws of the state of Nevada, with the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

(b) The Board of Directors has approved the execution, delivery and performance of this Agreement.

(c) No filing with, notification to, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable the Company to enter into, and to perform its obligations under, this Agreement, other than applicable filings by the Company with the SEC.

(d) Assuming the due authorization, execution and delivery by Sigler, this Agreement, when executed and delivered by the Company will be, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The individual executing this Agreement on behalf of the Company has been duly authorized by all necessary and appropriate action on behalf of Company.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the Certificate of Incorporation or By-laws of the Company, as currently in effect, (ii) any instrument, contract or agreement to which the Company is a party or by which it is bound, or (iii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or its assets or properties.

(f) As of the Effective Date, the Assets do not comprise substantially all of the Company’s assets or substantially all of the assets used in the Business.

(g) As of the Effective Date, the aggregate value of the equipment and inventory that comprise the Assets being purchased hereunder is not greater than fifty percent (50%) of the aggregate value of the equipment and inventory that comprise either all of the Company’s assets or all of the assets used in the Business.

5.	Covenants.

(a) Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the Effective Date, and as of the Closing no breach shall occur with respect to any of the parties' covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

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(b) The Company shall file with the SEC all required forms and disclosure items in a timely manner required and/or relating to this Agreement.

(c) Sigler shall not, without the express prior written consent of the Company, make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in his counsel's written opinion to ensure compliance with public disclosure requirements under the federal securities laws.

(d) Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(e) Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

6.	Conditions Precedent to the Obligations of Sigler.

The obligations of Sigler to effectuate the Closing is subject to the fulfillment, prior to the date of Closing of each of the following conditions (any one or more of which may be waived by Sigler unless such condition is a requirement of law):

(a) All representations and warranties of the Company contained in this Agreement and in any written statement, exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

(b) The Company shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the Closing Date.

(c) No action, suit, proceeding or investigation shall have been instituted against the Company, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Company to consummate the transactions contemplated hereby.

(d) The Company shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations, including, but not limited to, the following: (i) the Company shall have all required approvals by the directors and/or shareholders of the Company regarding the sale of the Assets; (ii) the Company shall have filed all applicable schedules, reports or statements with the Securities and Exchange Commission (“SEC”) that are required by the transactions contemplated by this Agreement and satisfied any applicable waiting periods required in connection therewith; and (ii) the Company shall have obtained all consents and approvals required under the Nevada Revised Statutes.

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(e) Sigler shall receive the documents (executed where applicable) set forth in Section 2(c) of this Agreement, which documents shall be in form and substance reasonably satisfactory to Sigler and his legal counsel.

7.	Conditions Precedent to the Obligations of the Company.

The obligations of the Company to effectuate the Closing is subject to the fulfillment, prior to the Closing Date, of each of the following conditions (any one or more of which may be waived by the Company unless such condition is a requirement of law):

(a) All representations and warranties of Sigler contained in this Agreement and in any written statement, Exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

(b) Sigler shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by him prior to or at the Closing.

(c) No action, suit, proceeding or investigation shall have been instituted against Sigler, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of Sigler to consummate the transactions contemplated hereby.

(d) The Company shall receive the documents (executed where applicable) set forth in Section 2(b) of this Agreement, which documents shall be in form and substance reasonably satisfactory to the Company and its legal counsel.

8.	Indemnification

a. Indemnification by Seller. Seller shall indemnify, defend and hold Buyer free and harmless from and against any and all “Losses” (as defined below), which Buyer shall incur or suffer which arise or result from any third-party claims on any obligations which arise or result from the operation or conduct of the Business by Seller that have accrued prior to the Closing Date, including without limitation with regard to any Assigned Contracts but exclusive of any liabilities set forth in the Assumed Liabilities, and/or from any breach of Seller’s representations, warranties or covenants contained in this Agreement. Seller’s indemnification obligations as set forth in this Section 8(a) shall survive the Closing and shall be ongoing and continuing obligations of Seller.

(i) For purposes of this Agreement, “Losses” shall mean any and all obligations, liabilities, costs (including reasonable attorneys’ fees), taxes, expenses, damages and losses actually incurred by a party entitled to indemnification under this Agreement.

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b. Indemnification by Buyer. Buyer shall indemnify, defend and hold Seller free and harmless from and against any and all Losses which Seller shall incur or suffer which arise or result from the operation or conduct of the Business by Buyer at any time after the Closing Date from any breach of Buyer's representations, warranties or covenants contained in this Agreement. Buyer’s indemnification obligations as set forth in this Section 8(b) shall survive the Closing and shall be ongoing and continuing obligations of Buyer.

9.	Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement, together with any and all schedules, other attachments and any agreements or documents referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein. Capitalized terms in any attachments to this Agreement shall have the meanings given to them in this Agreement, unless otherwise defined in the applicable attachment.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees and heirs and legal representatives. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

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(h) This Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(i) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

(j) All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, by email, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to Sigler, as follows:

William Sigler

933 6th Street, Unit D

Hermosa Beach, CA 90403

Email: billsmack1@gmail.com

If to the Company, as follows:

Smack Sportswear, Inc.

attn: Douglas Samuelson, CEO

6025 Macadam Ct.

Agoura Hills, CA 91301

Email: doug.samuelson@yahoo.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by email, to the email address as provided in this Section, be deemed given upon sending such email, (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (v) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt. In order for any such notice to be deemed given as provided above, other than if sent by email, any such notice must also be accompanied by an email to the recipient. In order for any such notice to be deemed given that is sent by email as provided above, any such notice must also be accompanied by sending such notice in the mail.

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(k) No delay on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Company of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

(l) This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

(m) All section titles or captions contained in this Agreement, in any exhibit referred to herein or in any exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the Effective Date.

SMACK SPORTSWEAR, INC.

By:	/s/ Doug Samuelson
Name: Doug Samuelson
Title: Interim Chief Executive Officer
and Chief Financial Officer

/s/ William Sigler
William Sigler

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